Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-11843 on Form S-8 of our report dated April 12, 2007, relating to the financial statements of Avenue Group, Inc., which appear in this Annual Report on Form 10-KSB of Avenue Group, Inc. for the years ended December 31, 2006 and 2005.

/s/ Sherb & Co., LLP

Certified Public Accountants

New York, New York

April 12, 2007